[GUSRAE, KAPLAN & BRUNO, PLLC LETTERHEAD]


To the Board of Directors
  of Eagle Supply Group, Inc.

Gentlemen,

	We consent to the references to us under the heading "Legal Matters" in the Prospectus forming a part of this Registration
Statement on Form S-3.

	By giving this consent, we do not admit that we are an "expert" as defined by Section 7 of the Securities Act of 1933, as amended.


                                 Very truly yours,

                                 /s/GUSRAE, KAPLAN & BRUNO, PLLC